SLM Student Loan Trust 1999-2
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/01/04-9/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$304,022,420.34	$(40,703,417.63)	$263,319,002.71
	ii	Interest to be Capitalized	2,151,563.39		1,908,147.29

	iii	Total Pool	$306,173,983.73		$265,227,150.00

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$306,173,983.73		$265,227,150.00

B	i	Weighted Average Coupon (WAC)	4.141%		4.155%
	ii	Weighted Average Remaining Term	89.25		87.27
	iii	Number of Loans	105,067		95,584
	iv	Number of Borrowers	45,799		41,928

						% of		% of
	Notes and Certificates			Spread	Balance 7/26/04	Pool	Balance 10/25/04	Pool
C	i	A-1T Notes	78442GBJ4	0.94%	$—	0.000%	$—	0.000%
	ii	A-1L Notes	78442GBK1	0.08%	—	0.000%	—	0.000%
	iii	A-2L Notes	78442GBL9	0.20%	165,673,983.73	54.111%	124,727,150.00	47.027%
	iv	A-3L Notes	78442GBM7	0.28%	104,500,000.00	34.131%	104,500,000.00	39.400%
	v	Certificates	78442GBN5	0.50%	36,000,000.00	11.758%	36,000,000.00	13.573%

	vi	Total Notes and Certificates			$306,173,983.73	100.000%	$265,227,150.00	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$765,434.96	$663,067.88
	iv	Reserve Account Floor Balance ($)	$1,000,591.00	$1,000,591.00
	v	Current Reserve Acct Balance ($)	$1,000,591.00	$1,000,591.00

II. 1999-2 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$39,226,019.31
	ii	Principal Collections from Guarantor	2,469,029.30
	iii	Principal Reimbursements	9,108.40
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$41,704,157.01

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$42,144.04
	ii	Capitalized Interest	(1,042,883.42)

	iii	Total Non-Cash Principal Activity	$(1,000,739.38)

C	Total Student Loan Principal Activity		$40,703,417.63

D	Student Loan Interest Activity
	i	Regular Interest Collections	$1,632,593.57
	ii	Interest Claims Received from Guarantors	106,983.20
	iii	Collection Fees/Return Items	20,695.01
	iv	Late Fee Reimbursements	135,530.63
	v	Interest Reimbursements	5,014.54
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	19,028.30
	viii	Subsidy Payments	312,836.70

	ix	Total Interest Collections	$2,232,681.95

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(618.41)
	ii	Capitalized Interest	1,042,883.42

	iii	Total Non-Cash Interest Adjustments	$1,042,265.01

F	Total Student Loan Interest Activity		$3,274,946.96

G	Non-Reimbursable Losses During Collection Period		$39,515.79

H	Cumulative Non-Reimbursable Losses to Date		$985,105.76

III. 1999-2 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$12,150,358.32
	ii	Consolidation Principal Payments	29,544,690.29
	iii	Reimbursements by Seller	857.48
	iv	Borrower Benefits Reimbursements	4,139.28
	v	Reimbursements by Servicer	1,544.30
	vi	Re-purchased Principal	2,567.34

	vii	Total Principal Collections	$41,704,157.01

B	Interest Collections
	i	Interest Payments Received	$1,819,827.12
	ii	Consolidation Interest Payments	251,614.65
	iii	Reimbursements by Seller	519.32
	iv	Borrower Benefits Reimbursements	235.32
	v	Reimbursements by Servicer	3,677.92
	vi	Re-purchased Interest	581.98
	vii	Collection Fees/Return Items	20,695.01
	viii	Late Fees	135,530.63

	ix	Total Interest Collections	$2,232,681.95

C	Other Reimbursements		$181,897.56

D	Administrator Account Investment Income		$—

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$44,118,736.52
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(437,358.79)
		Consolidation Loan Rebate Fees	$(72.01)

F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$43,681,305.72

G	Servicing Fee Calculation-Current Month
	i	Primary Servicing Fee — Non-Consolidation Loans	$202,923.95
	ii	Primary Servicing Fee — Consolidation Loans	$18.22

H	Servicing Fees Due for Current Period		$202,942.17

I	Carryover Servicing Fees Due		$—

J	Administration Fees Due		$20,000.00

K	Total Fees Due for Period		$222,942.17

IV. 1999-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:

In School
Current	3.652%	3.603%	1,511	1,287	1.438%	1.346%	$5,803,798.63	$4,922,245.49	1.909%	1.869%

Grace
Current	3.672%	3.615%	566	657	0.539%	0.687%	2,182,641.02	2,566,766.03	0.718%	0.975%
TOTAL INTERIM	3.658%	3.607%	2,077	1,944	1.977%	2.033%	$7,986,439.65	$7,489,011.52	2.627%	2.844%
REPAYMENT

Active
Current	4.228%	4.259%	68,129	62,558	64.843%	65.448%	$166,025,185.13	$144,354,926.22	54.610%	54.821%
31-60 Days Delinquent	4.223%	4.236%	3,235	3,057	3.079%	3.198%	10,410,775.12	9,330,669.57	3.424%	3.543%
61-90 Days Delinquent	4.226%	4.276%	2,141	1,921	2.038%	2.010%	7,614,186.99	6,553,983.40	2.504%	2.489%
91-120 Days Delinquent	4.210%	4.296%	1,333	1,319	1.269%	1.380%	4,881,491.12	4,519,970.43	1.606%	1.717%
> 120 Days Delinquent	4.258%	4.249%	3,864	3,990	3.678%	4.174%	14,580,323.54	14,560,573.96	4.796%	5.530%

Deferment
Current	3.709%	3.677%	12,392	11,393	11.794%	11.919%	42,681,720.12	37,122,650.27	14.039%	14.098%

Forbearance
Current	4.223%	4.242%	11,436	9,042	10.884%	9.460%	48,197,172.67	38,143,548.75	15.853%	14.486%
TOTAL REPAYMENT	4.153%	4.171%	102,530	93,280	97.585%	97.589%	$294,390,854.69	$254,586,322.60	96.832%	96.684%
Claims in Process (1)	4.281%	4.197%	455	356	0.433%	0.372%	$1,631,390.84	$1,225,816.94	0.537%	0.466%
Aged Claims Rejected (2)	4.927%	5.627%	5	4	0.005%	0.004%	$13,735.16	$17,851.65	0.005%	0.007%
GRAND TOTAL	4.141%	4.155%	105,067	95,584	100.000%	100.000%	$304,022,420.34	$263,319,002.71	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*  Percentages may not total 100% due to rounding.

V. 1999-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	4.119%	63,616	$154,506,368.67	58.676%
- GSL — Unsubsidized	4.022%	26,232	88,060,339.19	33.442%
- PLUS Loans	4.848%	4,471	17,124,002.76	6.503%
- SLS Loans	5.409%	1,262	3,602,886.32	1.368%
- Consolidation Loans:	8.647%	3	25,405.77	0.010%

- Total	4.155%	95,584	$263,319,002.71	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	4.154%	81,390	$235,265,153.72	89.346%
- Two Year	4.136%	9,819	19,759,167.08	7.504%
- Technical	4.215%	4,349	8,210,023.42	3.118%
- Other	6.126%	26	84,658.49	0.032%

- Total	4.155%	95,584	$263,319,002.71	100.000%

*	Percentages may not total 100% due to rounding.

VI. 1999-2 Interest Calculation

A	Borrower Interest Accrued During Collection Period				$2,447,265.36
B	Interest Subsidy Payments Accrued During Collection Period				262,762.25
C	SAP Payments Accrued During Collection Period				300,280.23
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)				114,745.01
E	Investment Earnings (ADMINISTRATOR ACT)				0.00

F	Net Expected Interest Collections				$3,125,052.85

G	Student Loan Rates
	i	Days in Calculation Period			91
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$3,125,052.85
	iv	Primary Servicing Fee			$640,300.96
	v	Administration Fee			$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period			$306,173,983.73
	vii	Student Loan Rate			3.18468%

			Accrued Int Factor	Accrual Period

H	Class A-1T T-Bill Based Interest Rate				0.00000%
I	Class A-1T Interest Rate		0.000000000	(7/26/04-10/25/04)	0.00000%
J	Class A-1L Libor Based Interest Rate				0.00000%
K	Class A-1L Interest Rate		0.000000000	(7/26/04-10/25/04)	0.00000%
L	Class A-2L Libor Based Interest Rate				1.86000%
M	Class A-2L Interest Rate		0.004701667	(7/26/04-10/25/04)	1.86000%
N	Class A-3L Libor Based Interest Rate				1.94000%
O	Class A-3L Interest Rate		0.004903889	(7/26/04-10/25/04)	1.94000%
P	Certificate Libor Based Rate of Return				2.16000%
Q	Certificate Rate of Return		0.005460000	(7/26/04-10/25/04)	2.16000%

VII. 1999-2 Inputs From Previous Quarterly Servicing Reports 6/30/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$304,022,420.34
	ii	Interest To Be Capitalized	2,151,563.39

	iii	Total Pool	$306,173,983.73
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$306,173,983.73

B	Total Note and Certificate Factor		0.2974007
C	Total Note and Certificate Balance		$306,173,983.73

D	Note Balance 7/26/2004
			Class A-1T	Class A-1L	Class A-2L	Class A-3L	Certificates

	i Current Factor		0.0000000	0.0000000	0.2676478	1.0000000	1.0000000
	ii Expected Note Balance		$0.00	$0.00	$165,673,983.73	$104,500,000.00	$36,000,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,000,591.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 1999-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$43,796,050.73	$43,796,050.73

B	Primary Servicing Fees-Current Month		$202,942.17	$43,593,108.56

C	Administration Fee		$20,000.00	$43,573,108.56

D	Noteholder’s Interest Distribution Amount
	i	Class A-1T	$0.00	$43,573,108.56
	ii	Class A-1L	$0.00	$43,573,108.56
	iii	Class A-2L	$778,943.85	$42,794,164.71
	iv	Class A-3L	$512,456.39	$42,281,708.32

	v	Total Noteholder’s Interest Distribution	$1,291,400.24

E	Certificateholder’s Return Distribution Amount		$196,560.00	$42,085,148.32

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1T	$0.00	$42,085,148.32
	ii	Class A-1L	$0.00	$42,085,148.32
	iii	Class A-2L	$40,946,833.73	$1,138,314.59
	iv	Class A-3L	$0.00	$1,138,314.59

	v	Total Noteholder’s Principal Distribution	$40,946,833.73

G	Certificateholder’s Balance Distribution Amount		$0.00	$1,138,314.59

H	Increase to the Specified Reserve Account Balance		$0.00	$1,138,314.59

I	Carryover Servicing Fees		$0.00	$1,138,314.59

J	Noteholder’s Interest Carryover
	i	Class A-1T	$0.00	$1,138,314.59
	ii	Class A-1L	$0.00	$1,138,314.59
	iii	Class A-2L	$0.00	$1,138,314.59
	iv	Class A-3L	$0.00	$1,138,314.59

	v	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$1,138,314.59

L	Excess to Reserve Account		$1,138,314.59	$0.00

IX. 1999-2 Distributions

A	Distribution Amounts			Class A-1T	Class A-1L	Class A-2L	Class A-3L	Certificates
	i	Quarterly Interest Due		$0.00	$0.00	$778,943.85	$512,456.39	$196,560.00
	ii	Quarterly Interest Paid		0.00	0.00	778,943.85	512,456.39	196,560.00

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$0.00	$40,946,833.73	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	0.00	40,946,833.73	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$0.00	$41,725,777.58	$512,456.39	$196,560.00

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 9/30/04		$306,173,983.73
	ii	Adjusted Pool Balance 9/30/04		265,227,150.00

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i-ii)		$40,946,833.73

	iv	Adjusted Pool Balance 6/30/04		$306,173,983.73
	v	Adjusted Pool Balance 9/30/04		265,227,150.00

	vi	Current Principal Due (iv-v)		$40,946,833.73
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$40,946,833.73

	ix	Principal Distribution Amount Paid		$40,946,833.73
	x	Principal Shortfall (viii-ix)		$—
C		Total Principal Distribution		$40,946,833.73
D		Total Interest Distribution		1,487,960.24

E		Total Cash Distributions-Note and Certificates		$42,434,793.97

F	Note & Certificate Balances		7/26/2004	10/25/2004
	i	A-1T Note Balance (78442GBJ4)	$—	$—
		A-1T Note Pool Factor	0.0000000	0.0000000

	ii	A-1L Note Balance (78442GBK1)	$—	$—
		A-1L Note Pool Factor	0.0000000	0.0000000

	iii	A-2L Note Balance (78442GBL9)	$165,673,983.73	$124,727,150.00
		A-2L Note Pool Factor	0.2676478	0.2014978

	iv	A-3L Note Balance (78442GBM7)	$104,500,000.00	$104,500,000.00
		A-3L Note Pool Factor	1.0000000	1.0000000

	v	Certificate Balance (78442GBN5)	$36,000,000.00	$36,000,000.00
		Certificate Pool Factor	1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$1,000,591.00
	ii	Deposits to correct Shortfall		$—
	iii	Deposits from Excess Servicing		$1,138,314.59

	iv	Total Reserve Account Balance Available		$2,138,905.59
	v	Required Reserve Account Balance		$1,000,591.00
	vi	Shortfall Carried to Next Period		$—
	vii	Excess Reserve — Release to SLM Investment Corp.		$1,138,314.59
	viii	Ending Reserve Account Balance		$1,000,591.00

X. 1999-2 Historical Pool Information

						2003
			7/01/04-9/30/04	4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03
Beginning Student Loan Portfolio Balance			$304,022,420.34	$319,697,697.93	$348,034,983.53	$507,948,066.78
	Student Loan Principal Activity
	i	Regular Principal Collections	$39,226,019.31	$14,725,154.61	$27,521,095.75	$126,686,665.52
	ii	Principal Collections from Guarantor	2,469,029.30	2,120,188.59	1,970,122.88	11,628,102.71
	iii	Principal Reimbursements	9,108.40	29,125.30	122,578.58	29,056,823.08
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$41,704,157.01	$16,874,468.50	$29,613,797.21	$167,371,591.31
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$42,144.04	$31,841.48	$37,913.61	$1,029,182.35
	ii	Capitalized Interest	(1,042,883.42)	(1,231,032.39)	(1,314,425.22)	(8,487,690.41)

	iii	Total Non-Cash Principal Activity	$(1,000,739.38)	$(1,199,190.91)	$(1,276,511.61)	$(7,458,508.06)
(-)	Total Student Loan Principal Activity		$40,703,417.63	$15,675,277.59	$28,337,285.60	$159,913,083.25
	Student Loan Interest Activity
	i	Regular Interest Collections	$1,632,593.57	$1,545,179.23	$1,773,340.41	$10,234,895.43
	ii	Interest Claims Received from Guarantors	106,983.20	90,797.71	99,094.09	678,764.38
	iii	Collection Fees/Return Items	20,695.01	14,387.37	17,807.23	46,680.43
	iii	Late Fee Reimbursements	135,530.63	94,670.61	124,831.38	455,845.28
	iv	Interest Reimbursements	5,014.54	13,294.24	7,166.07	220,907.79
	v	Other System Adjustments	—	—	—	—
	vi	Special Allowance Payments	19,028.30	9,014.41	9,739.61	14,702.21
	vii	Subsidy Payments	312,836.70	345,709.97	368,301.07	2,275,397.97

	viii	Total Interest Collections	$2,232,681.95	$2,113,053.54	$2,400,279.86	$13,927,193.49
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(618.41)	$(25.01)	$(1,641.55)	$(776,817.17)
	ii	Capitalized Interest	1,042,883.42	1,231,032.39	1,314,425.22	8,487,690.41

	iii	Total Non-Cash Interest Adjustments	$1,042,265.01	$1,231,007.38	$1,312,783.67	$7,710,873.24

	Total Student Loan Interest Activity		$3,274,946.96	$3,344,060.92	$3,713,063.53	$21,638,066.73
(=)	Ending Student Loan Portfolio Balance		$263,319,002.71	$304,022,420.34	$319,697,697.93	$348,034,983.53
(+)	Interest to be Capitalized		$1,908,147.29	$2,151,563.39	$2,373,700.52	$2,529,300.31
(=)	TOTAL POOL		$265,227,150.00	$306,173,983.73	$322,071,398.45	$350,564,283.84
(+)	Reserve Account Balance		$—	$—	$—	$—
(=)	Total Adjusted Pool		$265,227,150.00	$306,173,983.73	$322,071,398.45	$350,564,283.84

X. 1999-2 Historical Pool Information

			2002	2001	2000	1999
			1/1/02-12/31/02	1/1/01-12/31/01	1/1/00-12/31/00	5/24/99-12/31/99
Beginning Student Loan Portfolio Balance			$699,941,609.71	$836,077,370.76	$934,422,927.99	$980,454,203.83
	Student Loan Principal Activity
	i	Regular Principal Collections	$86,845,049.46	$105,348,591.61	$87,190,384.65	$45,162,168.67
	ii	Principal Collections from Guarantor	13,881,953.12	15,343,116.90	10,878,498.71	1,460,022.39
	iii	Principal Reimbursements	104,403,728.48	35,077,371.37	24,145,498.21	16,386,169.97
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$205,130,731.06	$155,769,079.88	$122,214,381.57	$63,008,361.03
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,945,613.21	$887,825.20	$1,869,482.16	$1,154,323.19
	ii	Capitalized Interest	(15,082,801.34)	(20,521,144.03)	(25,738,306.50)	(18,131,408.38)

	iii	Total Non-Cash Principal Activity	$(13,137,188.13)	$(19,633,318.83)	$(23,868,824.34)	$(16,977,085.19)
(-)	Total Student Loan Principal Activity		$191,993,542.93	$136,135,761.05	$98,345,557.23	$46,031,275.84
	Student Loan Interest Activity
	i	Regular Interest Collections	$19,763,360.97	$32,892,295.27	$37,457,251.40	$21,684,071.48
	ii	Interest Claims Received from Guarantors	986,001.82	1,174,928.64	759,880.72	56,629.10
	iii	Collection Fees/Return Items	16,667.66	—	—	—
	iii	Late Fee Reimbursements	497,055.10	657,603.54	648,636.21	336,418.00
	iv	Interest Reimbursements	1,076,353.78	376,796.09	333,263.45	320,304.74
	v	Other System Adjustments	—	—	1,431.81	—
	vi	Special Allowance Payments	19,184.48	1,780,589.59	8,265,001.05	474,516.20
	vii	Subsidy Payments	4,580,588.73	8,652,929.85	12,464,923.02	6,186,361.56

	viii	Total Interest Collections	$26,939,212.54	$45,535,142.98	$59,930,387.66	$29,058,301.08
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(1,690,267.32)	$(552,958.48)	$(1,659,479.63)	$(1,101,198.26)
	ii	Capitalized Interest	15,082,801.34	20,521,144.03	25,738,306.50	18,131,408.38

	iii	Total Non-Cash Interest Adjustments	$13,392,534.02	$19,968,185.55	$24,078,826.87	$17,030,210.12

	Total Student Loan Interest Activity		$40,331,746.56	$65,503,328.53	$84,009,214.53	$46,088,511.20
(=)	Ending Student Loan Portfolio Balance		$507,948,066.78	$699,941,609.71	$836,077,370.76	$934,422,927.99
(+)	Interest to be Capitalized		$4,183,422.55	$7,271,335.53	$10,022,430.96	$14,501,569.90
(=)	TOTAL POOL		$512,131,489.33	$707,212,945.24	$846,099,801.72	$948,924,497.89
(+)	Reserve Account Balance		$1,280,328.72	$1,768,032.36	$2,115,249.50	$2,372,311.24
(=)	Total Adjusted Pool		$513,411,818.05	$708,980,977.60	$848,215,051.22	$951,296,809.13

XI. 1999-2 Payment History and CPRs

Distribution	Actual	Since Issued	Distribution	Actual	Since Issued
Date	Pool Balances	CPR *	Date	Pool Balances	CPR *
Oct-99	$969,327,744	5.65%	Jul-02	$626,126,331	7.74%
Jan-00	$948,924,498	4.96%	Oct-02	$564,549,347	9.24%
Apr-00	$924,334,171	4.85%	Jan-03	$512,131,489	10.32%
Jul-00	$900,492,413	4.85%	Apr-03	$466,900,549	11.05%
Oct-00	$871,688,341	5.22%	Jul-03	$443,813,941	10.77%
Jan-01	$846,099,802	5.20%	Oct-03	$382,882,606	12.43%
Apr-01	$822,025,933	5.02%	Jan-04	$350,564,284	12.73%
Jul-01	$793,881,716	5.10%	Apr-04	$322,071,398	12.91%
Oct-01	$756,043,263	5.67%	Jul-04	$306,173,984	12.44%
Jan-02	$707,212,945	6.70%	Oct-04	$265,227,150	13.47%
Apr-02	$662,122,163	7.44%

*  “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.